Exhibit 10.32.10
AMENDMENT TO
FEDERATED DEPARTMENT STORES, INC.
PROFIT SHARING 401(k) INVESTMENT PLAN
     The Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan (the “Plan”) is hereby amended, in order to reflect certain changes in the regulations of the Internal Revenue Service issued under Sections 401(k) and 401(m) (and related sections) of the Internal Revenue Code, in the following respects.
     1. Effective as of January 1, 2006 and for the Plan’s plan years beginning on or after such date, Section 1.26 of the Plan is amended by adding a new Section 1.26.8 reading as follows to the end thereof.
     1.26.8 Notwithstanding any other provision of the Plan, a Participant’s Savings Agreement cannot relate to any Covered Compensation of the Participant that is currently available prior to the adoption or effective date of the Savings Agreement. In addition, except for occasional, bona fide administrative considerations, any contributions that are made to the Plan pursuant to a Participant’s Savings Agreement cannot precede the earlier of (1) the performance of the Participant’s services with respect to which such contributions are made or (2) when the amount of such contributions would be currently available to the Participant in the absence of such Savings Agreement.
     2. Effective as of January 1, 2006 and for the Plan’s plan years beginning on or after such date, Section 4A.2.1 of the Plan is amended in its entirety to read as follows.
     4A.2.1 If, with respect to any Plan Year (for purposes of this Section 4A.2.1, the “subject Plan Year”), an Eligible Participant who is a Highly Compensated Employee for the subject Plan Year is or was eligible to participate in a cash or deferred arrangement, which qualifies under Section 401(k) of the Code and is contained in an aggregatable plan, then, for the purpose of determining the Actual Deferral Percentage of the Eligible Participant for the subject Plan Year under this Plan, any contributions made to such aggregatable plan that (1) are allocated to the Eligible Participant’s account under such aggregatable plan as of any dates within the subject Plan Year and (2) which would be treated as Pre-Tax Savings Contributions of the Eligible Participant for the subject Plan Year had they been allowed and made under this Plan shall be treated as if they were Pre-Tax Savings Contributions of the Eligible Participant under this Plan for the subject Plan Year. For purposes hereof, an “aggregatable plan” is a plan other than this Plan which is qualified under Section 401(a) of the Code, is maintained by an Associated Employer, and is not prohibited from being aggregated with this Plan for purposes of Section 410(b) of the Code under Treas. Reg. Section 1.410(b)-7.
     3. Effective as of January 1, 2006 and for the Plan’s plan years beginning on or after such date, Section 4A.3.2 of the Plan is amended in its entirety to read as follows.
     4A.3.2 The distribution of any portion of the Excess Contributions for a subject Plan Year to an Eligible Participant under the provisions of this Section 4A.3 shall be adjusted upward for the Trust’s income allocable thereto (or downward for the Trust’s loss allocable thereto) for the subject Plan Year and for the gap period that applies to the subject Plan Year, as determined under this Section 4A.3.2. For purposes of this Section

4A.3, the “gap period” that applies to any subject Plan Year refers to the period after the close of the subject Plan Year and prior to the distribution. For purposes hereof, the Trust’s income (or loss) allocable to any Excess Contributions applicable to a subject Plan Year and applied to an Eligible Participant for distribution purposes shall be determined under any reasonable method that is adopted by the Committee for this purpose. Such method shall be used consistently for all Participants and for all corrective distributions made under the Plan for the subject Plan Year, shall not violate the requirements of Code Section 401(a)(4), and shall be a method that is reasonably consistent with the method used by the Plan for allocating income and losses to Participants’ Accounts for the subject Plan Year. The method adopted by the Committee to determine the Trust’s income (or loss) allocable to any Excess Contributions applicable to a subject Plan Year shall not be treated as other than a reasonable method merely because the Trust’s income (or loss) allocable to such Excess Contributions is determined on a date no more than seven days before the distribution of such contributions.
     4. Effective as of January 1, 2006 and for the Plan’s plan years beginning on or after such date, Section 5.2.1 of the Plan is amended in its entirety to read as follows.
     5.2.1 Subject to the provisions of Section 5.2.2 below, the Matching Contributions for any Plan Year may be paid in one or more installments, but the total amount to be contributed must be paid to the Trust on or before the last date permitted by applicable law for deduction of such contributions for the tax year of the Employer in which such Plan Year ends. In addition, any such Matching Contributions that are allocated to a Participant’s Account under the subsequent provisions of the Plan shall not in any event be contributed to the Trust (1) before the Savings Agreement that results in the Savings Contributions with respect to which the Matching Contributions are allocated is entered into by the Participant or, except for occasional, bona fide administrative considerations, (2) before the earlier of (x) the performance of the Participant’s services with respect to which such Savings Contributions are made or (y) when the amount of such Savings Contributions would be currently available to the Participant in the absence of such Savings Agreement. Further, any such Matching Contributions shall be allocated among Participants’ Accounts as of the last day of the Plan Year for which such contributions are made or as soon as administratively practical after such contributions are paid to the Trust, whichever is later.
     5. Effective as of January 1, 2006 and for the Plan’s plan years beginning on or after such date, Sections 5A.2.1 and 5A.2.2 of the Plan are amended in their entireties to read as follows.
     5A.2.1 If, with respect to any Plan Year (for purposes of this Section 5A.2.1, the “subject Plan Year”), an Eligible Participant who is a Highly Compensated Employee for the subject Plan Year is or was eligible to participate in an aggregatable plan of which a part is subject to the provisions of Section 401(m) of the Code, then, for the purpose of determining the Actual Contribution Percentage of the Eligible Participant for the subject Plan Year under this Plan, any contributions made to such aggregatable plan that (1) are allocated to the Eligible Participant’s account under such aggregatable plan as of any dates within the subject Plan Year and (2) which would be treated as After-Tax Savings Contributions or Matching Contributions made by or for the Eligible Participant for the subject Plan Year had they been allowed and made under this Plan shall be treated as if they were After-Tax Savings Contributions or Matching Contributions made by or for the Eligible Participant under this Plan for the subject Plan Year. For purposes hereof, an

“aggregatable plan” is a plan other than this Plan which is qualified under Section 401(a) of the Code, is maintained by an Associated Employer, and is not prohibited from being aggregated with this Plan for purposes of Section 410(b) of the Code under Treas. Reg. Section 1.410(b)-7.
     5A.2.2 For purposes of determining if the Average Actual Contribution Percentage limits of Section 5A.1 above are met for any Plan Year (for purposes of this Section 5A.2.2, the “subject Plan Year”), the Plan may treat any Pre-Tax Savings Contributions (as provided for in Section 4 above) which are made on behalf of an Eligible Participant who is treated as a Non-Highly Compensated Employee for purposes of determining the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the subject Plan Year or the immediately preceding Plan Year (whichever of such Plan Years is used to determine such percentage for purposes of the limits of Section 5A.1 which apply to the subject Plan Year) as being Matching Contributions of such Eligible Participant for such Plan Year to the extent the treatment of such Pre-Tax Savings Contributions as Matching Contributions is helpful in meeting the limits of Section 5A.1 above for the subject Plan Year, provided that (1) the limits of Section 4A.1 above are still met for the subject Plan Year even if the Pre-Tax Savings Contributions being treated as Matching Contributions hereunder are disregarded for purposes of meeting such limits and (2) the Plan Year for which the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the subject Plan Year is determined for purposes of applying the Average Actual Deferral Percentage limits of Section 4A.1 above for the subject Plan Year (which Plan Year may be the subject Plan Year or the immediately preceding Plan Year) is the same Plan Year for which the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the subject Plan Year is determined for purposes of applying the Average Actual Contribution Percentage limits of Section 5A.1 above for the subject Plan Year.
     6. Effective as of January 1, 2006 and for the Plan’s plan years beginning on or after such date, Section 5A.3.3 of the Plan is amended in its entirety to read as follows.
     5A.3.3 (a) Any distribution or forfeiture of any portion of Excess Aggregate Contributions which apply to a subject Plan Year and to an Eligible Participant under the provisions of Sections 5A.3.1(c) and 5A.3.2 above shall be adjusted upward for the Trust’s income allocable thereto (or downward for the Trust’s loss allocable thereto) for the subject Plan Year and for the gap period that applies to the subject Plan Year, as determined under this paragraph (b) below. For purposes of this Section 54A.3.3, the “gap period” that applies to any subject Plan Year refers to the period after the close of the subject Plan Year and prior to the distribution or forfeiture.
                 (b) For purposes hereof, the Trust’s income (or loss) allocable to any Excess Aggregate Contributions applicable to a subject Plan Year and applied to an Eligible Participant for distribution or forfeiture purposes which is composed of a certain type of contribution (e.g., After-Tax Savings Contributions or Matching Contributions) shall be determined under any reasonable method that is adopted by the Committee for this purpose. Such method shall be used consistently for all Participants and for all corrective distributions or forfeitures made under the Plan for the subject Plan Year, shall not violate the requirements of Code Section 401(a)(4), and shall be a method that is reasonably consistent with the method used by the Plan for allocating income and losses to Participants’ Accounts for the subject Plan Year. The method adopted by the Committee to determine the Trust’s income (or loss) allocable to any Excess Aggregate

Contributions applicable to a subject Plan Year shall not be treated as other than a reasonable method merely because the Trust’s income (or loss) allocable to such Excess Aggregate Contributions is determined on a date no more than seven days before the distribution or forfeiture of such contributions.
          (c) In this regard, if the Matching Contributions that apply to any Plan Year are not made to the Plan until after the end of such Plan Year, then the method of allocating Trust income (or loss) to the portion of any Excess Aggregate Contributions for such Plan Year which reflects Matching Contributions that is adopted by the Committee does not have to allocate any Trust income (or loss) to such Excess Aggregate Contribution portion for such Plan Year. Such method shall, however, generally allocate some Trust income (or loss) to such Excess Aggregate Contribution portion for the gap period that applies to such Plan Year.
     7. Effective as of January 1, 2006 and for the Plan’s plan years beginning on or after such date, Section 7.3.1 of the Plan is amended in its entirety to read as follows.
     7.3.1 Any such hardship withdrawal must be requested by the Participant and certified to be on account of an immediate and heavy financial need of the Participant. Also, written documentation of the reason for requesting the withdrawal may be required by the Committee or a Committee representative. Whether a withdrawal is requested on account of an immediate and heavy financial need of the Participant shall be determined by the Committee or a Committee representative on the basis of all facts and circumstances. In this regard, a withdrawal shall be considered to be requested on account of an immediate and heavy financial need of the Participant if the request is on account of:
          (a) Expenses for (or necessary to obtain) medical care that would be deductible to the Participant under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
          (b) Costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;
          (c) The payment of tuition, related educational fees, and room and board expenses for up to the next twelve months of post-secondary education for the Participant or his spouse, children, or dependents (as defined in Section 152 of the Code but without regard to subsection (b)(1), (b)(2), or (d)(1)(B) thereof);
          (d) Payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence;
          (e) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, or dependent (as defined in Section 152 of the Code but without regard to subsection (d)(1)(B) thereof);
          (f) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

          (g) To the extent not included in any of the foregoing paragraphs, the need to pay expenses to alleviate the Participant’s severe financial hardship resulting from extraordinary and unforeseeable circumstances beyond the control of the Participant.
     IN ORDER TO EFFECT THE FOREGOING PLAN REVISIONS, the sponsor of the Plan hereby signs this Plan amendment.

FEDERATED DEPARTMENT STORES, INC.

By: Title:	/s/ David W. Clark Senior Vice President, Human Resources
Date:	December 19, 2006

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